UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  January 19, 2005


            Creative Beauty Supply of New Jersey Corporation
                 (Exact name of Small Business Issuer
                            in its charter)

   New Jersey                       56-2415252
 (State or other jurisdiction      (I.R.S. Employer
of incorporation or organization)  Identification
                                      number)

   380 Totowa Road
     Totowa, NJ                          07512
(Address of principal executive offices) (Zip Code)

Registrant's Telephone number, including area code:
(973) 904-0004

ITEM 4.   CHANGES IN CERTIFYING ACCOUNTANT

(a) On January 19, 2005, Samuel Klein and Company resigned as auditors of Creative NJ

Samuel Klein and Company reports on Creative NJs' financial statements as of January 31, 2004 and the related statement of operations, stockholders' equity and cash flows for the period from inception (January 1, 2004) through January 31, 2004 did not contain an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.

As of January 31, 2004 and the related statement of operations, stockholders' equity and cash flows for the period from inception (January 1, 2004) through January 31, 2004 and the subsequent period through the date of resignation, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report as described in Item 304
(a)(1)(iv) of Regulation S-B.

(b) On January 19, 2005, the board of directors of Creative NJ engaged the accounting firm of Rotenberg, Meril, Solomon, Bertiger & Guttila, P.C. as principal accountants of Creative NJ for the fiscal year ended
December 31, 2004.   Creative NJ did not consult Rotenberg, Meril,
Solomon, Bertiger & Guttila, P.C. regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on Rotenberg, Meril, Solomon, Bertiger & Guttila, P.C. financial statements and neither written nor oral advice was provided that was an important factor considered by Rotenberg, Meril, Solomon, Bertiger & Guttila, P.C. in reaching a decision as to the accounting, auditing or financial reporting issue; or any matter that was the subject of a disagreement or event identified in response to paragraph (a) (1)(iv) of Item 304 of Regulation S-B.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16     Letter from Samuel Klein and Company


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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 25, 2005


Creative Beauty Supply of New Jersey Corporation




   /s/Carmine Catizone
By:-------------------------------
   Carmine Catizone
   Chief Executive Officer